Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TSS, Inc. for the registration of 2,250,000 shares of common stock of our report dated March 28, 2024, relating to the consolidated financial statements which appear in TSS, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022 filed on March 28, 2024.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

September 13, 2024